Mondee Finalizes Long-Term Extensions of Term Loan and Preferred Equity with Receipt of $15M Letter of Credit

- Term Loan Maturity Extended to June 30, 2028
- Preferred Equity Put Option Extended to December 31, 2028
- Unlocks at least $20M of combined, additional growth working capital

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, announced today that it obtained a $15 million letter of credit from Morgan Stanley, which was a condition to the Company’s previously-announced long-term maturity date extensions to its term loan and preferred equity. Consequently, the maturity date for Mondee's term loan is extended to June 30, 2028 and the put option date for Mondee's preferred equity is extended to December 31, 2028.

In addition to these long-term extensions, the $15 million letter of credit unlocks an additional $5 million in net proceeds to the Company, from the term loan, resulting in at least $20 million of working capital available to fuel the Company’s strong growth.

“We are excited to announce today this important milestone, which not only provides a long-term extension to our term loan, but also fortifies our balance sheet with additional working capital, empowering Mondee to sustain and accelerate its strong growth trajectory” said Founder, Chairman, and CEO, Prasad Gundumogula.

About Mondee Holdings, Inc. and Subsidiaries
Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (“AI”) technology company with its headquarters based in Austin, Texas. The Company operates 22 offices globally across the United States and Canada, Brazil, Mexico, India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the Company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, one of the most powerful and fully-integrated AI travel planning assistants in the market. Mondee’s network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30,000 rental car pickup locations, and 50+ cruise lines. The Company also offers packaged solutions and ancillary offerings that serve its global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq Global Market under the ticker symbol MOND. For further information, visit: www.mondee.com.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “could,” “may,” “expect,” “intend,” “potential,” “plan,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, retain management and key employees, and maintain relationships with our distribution network and suppliers, the ability of the Company to maintain compliance with Nasdaq’s listing standards, the expected changes to the Company’s capital structure, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report of Form 10-Q for the three months ended June 30, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.